UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2006
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 14, 2006, Graham Corporation (the “Company”) entered into a Second Amendment (the “Amendment”) to that certain Amended and Restated Credit Facility Agreement (the “Credit Facility Agreement”) with Bank of America, N.A. dated July 12, 2005, as amended. The Second Amendment: (i) increases the maximum principal amount that the Company may borrow from $13,000,000 to $20,000,000; (ii) increases the Company’s letter of credit sub-limit from $10,000,000 to $12,000,000 (with submits of $11,000,000 for the Company and $1,000,000 for the Company’s wholly-owned Chinese subsidiary). The Second Amendment also consents to the appointment of James R. Lines as the Company’s President and Chief Operating Officer. The Second Amendment does not effect any other terms, provisions or conditions of the Credit Facility Agreement.
     The Company entered into the Second Amendment to support its anticipated working capital and letter of credit requirements. A copy of the Amendment, including the form of Amended and Restated Revolving Line Note, is attached to this Current Report on Form 8-K as Exhibit 4.1. A copy of the Company’s press release announcing the execution of the Second Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following is attached as an exhibit to this Form 8-K:

Exhibit No.	Description
4.1	Second Amendment, dated as of June 14, 2006, to Credit Facility Agreement between Graham Corporation and Bank of America, N.A. dated as of July 12, 2005 (including form of Amended and Restated Revolving Line Note).

99.1	Press Release dated June 16, 2006 announcing the execution of the Second Amendment, dated as of June 14, 2006, to that certain Credit Facility Agreement between Graham Corporation and Bank of America, N.A

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: June 16, 2006	By: /s/ J. Ronald Hansen

J. Ronald Hansen Vice President — Finance & Administration and Chief Financial Officer